UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017 (April 12, 2017)

CUBESMART
CUBESMART, L.P.

(Exact Name of Registrant as Specified in its Charter)

Maryland
(CubeSmart)
Delaware	001-32324	20-1024732
(CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

5 Old Lancaster Road
Malvern, PA 19355
 (Address of principal executive offices) (Zip Code)

(610) 535-5000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As we previously disclosed in a Current Report on Form 8-K filed on March 17, 2017, our operating partnership, CubeSmart, L.P. (the “Operating Partnership”), entered into an agreement to acquire a newly constructed asset from an unaffiliated third party for aggregate consideration of approximately $11.2 million and provided the seller of the asset the right to elect to take the purchase price (net of satisfaction of debt encumbering such asset) in either cash or in Class C Units.

On April 12, 2017, we closed on the acquisition of the newly constructed asset and paid the purchase price in a combination of cash ($9.74 million) and 58,400 Class C Units.  Each Class C Unit has a stated value of $25 and bears an annual distribution rate of 3% on the stated value.  The holder has the option to tender the Class C Units to the Operating Partnership at any time after six months from the date of issuance and the Operating Partnership has the option to redeem the Class C Units at any time after 12 months from the date of issuance, in each case at a redemption price of $25 per Class C Unit.  We have the right to settle the redemption in cash or, at our option, Common Shares of CubeSmart, or a combination of cash and Common Shares, with the Common Shares valued at their average closing price during the ten trading days preceding the redemption date.

The Class C Units were sold in reliance upon the private placement exemption from registration under Section 4(a)(2) of the Securities Act of 1933 and any Common Shares that we might elect to issue in redemption of such Class C Units would also be issued reliance upon the private placement exemption.

The information about the Class C Units included in the Prior 8-K is incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2017, the Operating Partnership entered into Supplement No. 1 to its Second Amended and Restated Agreement of Limited Partnership to provide for the issuance of the Class C Units referred to in Item 3.02, a copy of which is filed as Exhibit 3.1 and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Class C Unit Supplement No. 1 to Second Amended and Restated Agreement of Limited Partnership, as amended, of CubeSmart, L.P.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CubeSmart

	By:	/s/ Jeffrey P. Foster
Jeffrey P. Foster
Senior Vice President, Chief Legal Officer & Secretary

CubeSmart, L.P.

By: CubeSmart, its general partner

	By:	/s/ Jeffrey P. Foster
Jeffrey P. Foster
Senior Vice President, Chief Legal Officer & Secretary

Date: April 18, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Class C Unit Supplement No. 1 to Second Amended and Restated Agreement of Limited Partnership, as amended, of CubeSmart, L.P.